SCHEDULE II

				     INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

					      SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-THOMAS NELSON INC.

		GAMCO INVESTORS, INC.
                      11/18/04           70,000-             *DO
                      11/16/04            3,000-           23.0000
                      11/16/04            6,000            23.0000
                      11/16/04            1,700-             *DO
                      11/16/04            6,000            23.0000
                      11/16/04            9,000-           23.0000
                      11/16/04            3,000            23.0000
                      11/16/04            3,000-           23.0000
                      10/19/04            1,948-           20.6205
                      10/19/04              974            20.6205
                       9/23/04            1,000-           18.4750

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.